                                                                   EXHIBIT 10.21



                                 LOAN AGREEMENT


         This is an agreement executed on May 1, 2002 between CENTENE CORPORATION, a Delaware corporation, as Borrower, and LASALLE BANK NATIONAL ASSOCIATION, as Lender.

         In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1.       EFFECTIVE DATE.  This Agreement is effective May 1, 2002.

2.       DEFINITIONS AND RULES OF CONSTRUCTION.

         2.1. LISTED DEFINITIONS. Capitalized terms defined in the Glossary attached hereto as Exhibit 2.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents.

         2.2. OTHER DEFINITIONS. If a capitalized term used in this Agreement is not defined in the Glossary, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC.

         2.3. REFERENCES TO COVERED PERSONS. The words Covered Person, a Covered Person, any Covered Person, each Covered Person and every Covered Person refer to Borrower and each of its Subsidiaries separately, including Centene Management Corporation, a Wisconsin corporation, Centene Corporation of Texas, a Texas corporation, Managed Health Services Insurance Corp., a Wisconsin corporation, Superior HealthPlan, Inc., a Texas corporation, Coordinated Care Corporation Indiana, Inc., an Indiana corporation, Managed Health Services Illinois, Inc., an Illinois corporation, MHS Consulting Corporation, a Wisconsin corporation, MHS Behavioral Health of Texas, Inc., a Texas corporation, and Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin insurance company. The words Covered Persons refer to Borrower and its Subsidiaries, including each of the Persons specifically mentioned in the prior sentence, collectively.

         2.4. ACCOUNTING TERMS. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be calculated under GAAP. All financial measurements contemplated hereunder respecting Borrower shall be made and calculated for Borrower and all of its Subsidiaries, if any, unless otherwise expressly provided otherwise herein, on a consolidated and consolidating basis in accordance with GAAP.

         2.5. MEANING OF SATISFACTORY. Wherever herein a document or matter is required to be satisfactory to Lender, unless expressly stated otherwise such document must be satisfactory to Lender in both form and substance, and unless expressly stated otherwise, Lender shall have the absolute discretion to determine whether the document or matter is satisfactory.

         2.6. COMPUTATION OF TIME PERIODS. In the computation of periods of time from a specified date to a later specified date, the word from shall mean from and including and the words to and until shall each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. References in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified, and periods counted as a number of months or years from a particular date shall be measured to the numerically corresponding date of each following month or year, as applicable.

         2.7. GENERAL. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) including is not limiting; (v) or has the inclusive meaning represented by the phrase and/or; (vi) the words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, and the word Exhibit refers to an Exhibit to this Agreement unless it expressly refers to something else; (viii) reference to any agreement (including this Agreement and any other Loan Document or other agreement, document or instrument defined herein), document or instrument means such agreement, document or instrument as amended, modified or restated and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

3. LENDER'S COMMITMENTS. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein, Lender makes the following commitments to Borrower:

         3.1.     REVOLVING COMMITMENT.

                  3.1.1.   REVOLVING ADVANCES. Subject to the limitations in
                  Section 3.1.2 and elsewhere herein, Lender will make available from the Effective Date to the Maturity Date, a Revolving Commitment of $25,000,000, available as Revolving Advances made from time to time as provided herein. Subject to the limitations in Section 3.1.2 and elsewhere herein, payments and prepayments that are applied to reduce the Revolving Loan may be reborrowed. At any time that there is an Existing Default, the Revolving Commitment may be canceled as provided in Section 16.3.

                  3.1.2. LIMITATIONS ON REVOLVING ADVANCES. No Revolving Advance will be made which would result in the Revolving Loan exceeding the Maximum Available Amount and no Revolving Advance will be made on or after the Maturity Date. Lender may, however, in its absolute discretion make such Revolving Advances, but shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Revolving Advances thereafter. The Maximum Available Amount on any date shall be a Dollar amount equal to the amount of (i) the Revolving Commitment minus (ii) the Letter of Credit Exposure on such date (except to the extent that such Revolving Advance will be used immediately to reimburse Lender for unreimbursed draws on a Letter of Credit).

                  3.1.3. REVOLVING NOTE. The obligation of Borrower to repay the Revolving Loan shall be evidenced by a promissory note payable to the order of Lender in a maximum principal amount equal to the amount of the Revolving Commitment and otherwise satisfactory to Lender.

         3.2. LETTER OF CREDIT COMMITMENT. Lender commits to issue commercial and standby letters of credit for the account of Borrower from time to time from the Effective Date to the Maturity Date, but only in connection with transactions satisfactory to Lender and only if the Letter of Credit Exposure will not as a result of such issuance exceed the lesser of (i) $10,000,000 and (ii)

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         any excess of the Revolving Commitment over the Revolving Loan. The expiration date of any Letter of Credit will not be more than one year after its issuance date and in no event will be later than the Maturity Date unless Borrower deposits with Lender cash collateral satisfactory to Lender to secure reimbursement by Borrower of all amounts drawn on such Letter of Credit.

4.       INTEREST.

         4.1. INTEREST ON DRAWS ON LETTERS OF CREDIT. Borrower shall pay interest on the unreimbursed amount of each draw on a Letter of Credit at a rate per annum equal to the Adjusted Base Rate plus 3%.

         4.2. ALTERNATIVE RATES AND INTEREST PERIODS. Each Loan shall bear interest at either the Adjusted Base Rate or the Adjusted Eurodollar Rate as designated by Borrower as provided herein. If Borrower designates a Loan to be a Eurodollar Loan, Borrower shall also select an Interest Period for it. Each Interest Period shall be either 30, 60, or 90 days; provided that (i) every such Interest Period for an Advance that will be a Eurodollar Loan shall commence on the date of the Advance or on the date of conversion or continuation of any Loan as a Eurodollar Loan; (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day; (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (iv) no Interest Period shall extend beyond the Maturity Date. A Eurodollar Loan shall bear interest at the Adjusted Eurodollar Rate throughout the applicable Interest Period designated by Borrower.

         4.3. ADJUSTED BASE RATE. The Adjusted Base Rate for any Loan shall be the Prime Rate (which will fluctuate as provided in Section 4.8) plus the applicable Prime Rate Increment determined from time to time as provided in Section 4.5.

         4.4. ADJUSTED EURODOLLAR RATE. The Adjusted Eurodollar Rate for any Loan shall be the Eurodollar Rate (which shall be determined before the beginning of the Interest Period for such Loan as provided herein and shall apply throughout such Interest Period) plus the applicable Eurodollar Increment determined from time to time as provided in
         Section 4.5.

         4.5. PRIME RATE INCREMENTS AND EURODOLLAR INCREMENTS. The applicable Prime Rate Increment and applicable Eurodollar Increment shall be determined by Lender on the Effective Date and quarterly thereafter in accordance with the following table based upon the ratio of (i) Borrower's Senior Indebtedness (as of the last day of Borrower's quarter most recently ended) to (ii) the product of (a) Borrower's EBITDA for the quarter most recently ended multiplied by (b) four:


           RATIO OF SENIOR INDEBTEDNESS TO           PRIME RATE INCREMENT               EURODOLLAR INCREMENT
                        EBITDA

          Less than or equal to 1.00 to 1.00                  0%                                1.50%

          Greater  than  1.00  to  1.00  and                  0%                                2.00%
          less than or equal to 1.50 to

          1.00

          Greater than 1.50 to 1.00                           0%                                2.50%

         Any change in the Prime Rate Increment and Eurodollar Increment shall become applicable on the first day following the day when Borrower delivers to Lender its Financial Statements for its fiscal quarter just ended as required in Section 13.15.2. If Borrower does not deliver its quarterly Financial Statements to Lender within the period required by
         Section 13.15.2, the highest possible Prime Rate Increment and Eurodollar Increment shall become applicable as of the last day of such period and shall remain applicable until Borrower delivers such Financial Statements to Lender.

         4.6. CONVERSIONS AND CONTINUATIONS. Borrower may (i) at any time convert some or all of an Adjusted Base Rate Loan to a Eurodollar Loan, or (ii) at the end of any Interest Period of a Eurodollar Loan, continue some or all of such Eurodollar Loan as a Eurodollar Loan for an additional Interest Period or convert some or all of such Eurodollar Loan to an Adjusted Base Rate Loan. To cause any conversion or continuation, Borrower shall give Lender, prior to 11:00 a.m., Chicago time, three Business Days prior to the date the conversion or continuation is to be effective, a written request (which may be mailed, personally delivered or telecopied as provided in Section 21.1)
         (a) specifying the Loan to be converted or continued in whole or in part and the amount which is to be converted and the amount which is to be continued, (b) in the case of a conversion, specifying whether the amount converted is to be a Eurodollar Loan or an Adjusted Base Rate Loan upon the conversion, and (c) in the case of conversion to or continuation of a Eurodollar Loan, specifying the Interest Period therefor. If such notice is not made by 11:00 a.m. Chicago time on the third Business Day preceding the last day of the Interest Period of a Eurodollar Loan, then Borrower shall be deemed to have timely given a notice to convert the Loan to an Adjusted Base Rate Loan. A conversion to or continuation of a Eurodollar Loan shall become effective only on the day following the last day of the current Interest Period.

         4.7. TIME OF ACCRUAL. Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

         4.8. COMPUTATION. Interest accruing at the Adjusted Eurodollar Rate shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest accruing at the Adjusted Base Rate shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest rates that are based on the Prime Rate shall change simultaneously with any change in the Prime Rate and such rates shall be effective for the entire day on which any Prime Rate change becomes effective.

         4.9. RATE AFTER MATURITY. Borrower shall pay interest on the Loans after their Maturity, and (at the option of Lender) on the Loans and on the other Loan Obligations after the occurrence of an Event of Default, at a rate per annum equal to the Adjusted Base Rate plus 3%.

5.       FEES.

         5.1. UNUSED FEE. Borrower shall pay to Lender an Unused Fee calculated by applying the daily equivalent of 0.25% to the Unused Revolving Commitment on each day during the period from the Effective Date to the Maturity Date. The Unused Revolving Commitment on any day shall be the amount of the Revolving Commitment minus the sum of the Revolving Loan and the Letter of Credit Exposure. The Unused Fee shall be payable quarterly in arrears, commencing on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter and on the Maturity Date.

         5.2. LETTER OF CREDIT FEES. Borrower shall pay to Lender a Letter of Credit Fee for each Letter of Credit issued by Lender. The Letter of Credit Fee for each Letter of Credit shall be calculated by applying the daily equivalent of 1.00% per annum to the undrawn amount available under such Letter of Credit as of each day such Letter of Credit is outstanding commencing when such Letter of Credit is issued by Lender. Borrower shall also pay to Lender Lender's other customary fees for issuance, amendment, or renewal of a Letter of Credit and, as Lender and Borrower may agree with respect to each Letter of Credit, for each negotiation of a draft drawn under such Letter of Credit. The Letter of Credit Fee due for any Letter of Credit shall be payable in advance on its issuance date and on the first day of the first calendar quarter beginning after such Letter of Credit is issued and on each anniversary thereof while such Letter of Credit is outstanding. Lender's customary fees for processing draws on Letters of Credit and the like shall be payable in accordance with Lender's practice at the time.

         5.3. CALCULATION OF FEES. All of the foregoing fees and all other fees payable to Lender that are based on an annual percentage shall be calculated on the basis of a year deemed to consist of 360 days and for the actual number of days elapsed.

6.       SCHEDULED PAYMENTS.

         6.1. MATURITY DATE. Borrower shall repay the Revolving Loan and all unpaid accrued interest thereon on May 1, 2003.

         6.2. INTEREST PAYMENTS BEFORE MATURITY DATE. While a Loan is an Adjusted Base Rate Loan, Borrower shall pay interest accrued thereon monthly in arrears, beginning on the first day of the first calendar month following the Effective Date, and continuing on the first day of each calendar month thereafter until the Maturity Date. While a Loan is a Eurodollar Loan, Borrower shall, until the Maturity Date, pay interest accrued thereon in arrears at the end of the applicable Interest Period.

         6.3. REIMBURSEMENT OBLIGATIONS. Borrower hereby unconditionally agrees to immediately pay to Lender on demand at the Lending Office all amounts required to pay all drafts drawn under all Letters of Credit issued for the account of Borrower and all reasonable expenses incurred by Lender in connection with such Letters of Credit and, in any event and without demand, to remit to Lender (which may be through obtaining Advances if permitted under Section 3.1.2) sufficient funds to pay all Obligations arising under any Letter of Credit issued for the account of Borrower.

         6.4. AUTOMATIC DEBIT. After the occurrence of an Event of Default, Lender may debit against the Centene Management Company Master Account, Account Number 5800366386, or any successor account, the amount of each payment hereunder on the date due.

7.       PREPAYMENTS.

         7.1. VOLUNTARY PREPAYMENTS. Subject to the limitations of this Section, Borrower may wholly prepay any Base Rate Loan or Eurodollar Loan that is included in the Revolving Loan at any time and may make a partial prepayment thereon from time to time, without penalty or premium, but only if (i) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment, and (ii) Borrower pays any amount that is due under Section 17.4 as a consequence of the prepayment. All such prepayments, unless otherwise expressly stated in writing by Borrower to Lender prior to the making of such prepayment, will be deemed made on Base Rate Loans included in the Revolving Loan until they are reduced to zero and then to Eurodollar Loans included in the Revolving Loan (and all penalties and premiums due hereunder in connection therewith) until they are reduced to zero.

         7.2. MANDATORY PREPAYMENTS WHEN OVER-ADVANCES EXIST. If at any time the Revolving Loan exceeds the Maximum Available Amount, whether as a result of optional Revolving Advances by Lender as contemplated in
         Section 3.1.2, or otherwise, Borrower shall on demand by Lender make a prepayment in the amount of the excess. Each such prepayment will be applied by Lender first to reduce pro rata all the Revolving Loans included in the Revolving Loan that are Adjusted Base Rate Loans, and then to reduce (in the order of the maturities of their respective Interest Periods) the Revolving Loans included in the Revolving Loan that are Eurodollar Loans.

8.       MANNER OF PAYMENTS AND TIMING OF APPLICATION OF PAYMENTS.

         8.1. PAYMENT REQUIREMENT. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Lender as required under the Loan Documents at the Lending Office. All such payments shall be made in Dollars on the date when due, without deduction, set-off or counterclaim.

         8.2. APPLICATION OF PAYMENTS AND PROCEEDS. All payments received by Lender in immediately available funds at or before 1:00 p.m., Chicago time, on a Business Day will be applied to the relevant Loan Obligation on the same day. Such payments received on a day that is not a Business Day or after 1:00 p.m. on a Business Day will be applied to the relevant Loan Obligation on the next Business Day. For purposes of interest calculation only, (i) a payment by check, draft or other instrument received at or before 1:00 p.m., Chicago time, on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the second following Business Day, (ii) a payment by check, draft or other instrument received on a day that is not a Business Day or after 1:00 p.m., Chicago time, on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the third following Business Day, (iii) a payment in cash or by wire transfer received at or before 1:00 p.m., Chicago time, on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the Business Day when it is received, and (iv) a payment in cash or by wire transfer received on a day that is not a Business Day or after 1:00 p.m., Chicago time, on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the next Business Day.

         8.3. RETURNED INSTRUMENTS. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, the application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

         8.4. COMPELLED RETURN OF PAYMENTS OR PROCEEDS. If Lender is for any reason compelled to surrender any payment or any proceeds of any Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Lender, and shall indemnify Lender for and hold Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action that Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Lender shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive termination of the Commitments, and the payment and satisfaction of all of the Loan Obligations.

         8.5. DUE DATES NOT ON BUSINESS DAYS. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day; provided, however, that if the next Business Day would be in the next calendar month, such payment shall instead be due on the immediately preceding Business Day.

9.       PROCEDURE FOR OBTAINING ADVANCES AND LETTERS OF CREDIT.

         9.1. REQUESTS FOR REVOLVING ADVANCES. Borrower may request a Revolving Advance (to the extent such an Advance is available hereunder) by submitting a request therefor to Lender that meets the requirements in Section 9.6. Every request for a Revolving Advance shall be irrevocable. A request for a Revolving Advance received by Lender on a day that is not a Business Day or that is received by Lender after 1:00 p.m. (Chicago time) on a Business Day shall be treated as having been received by Lender at 1:00 p.m. (Chicago time) on the next Business Day. Provided that all conditions precedent herein to a requested Revolving Advance have been satisfied, Lender will make the amount of such requested Revolving Advance available to Borrower on the requested date for the Revolving Advance in immediately available funds in Dollars at the Lending Office. Such funds will be deposited in an account of Borrower at the Lending Office unless Borrower gives Lender contrary specific disbursement instructions satisfactory to Lender.

         9.2. LENDER'S RIGHT TO MAKE OTHER REVOLVING ADVANCES. Lender shall have the right to make Revolving Advances at any time and from time to time to cause timely payment of any of the Loan Obligations. Lender will give notice to Borrower after any such Revolving Advance is made. Any such Revolving Advance will be an Adjusted Base Rate Loan. If Lender is obligated to reimburse or pay to any creditor of Borrower any amount in order to (i) obtain a release of such creditor's Security Interest in any of the Collateral, or (ii) otherwise satisfy Borrower's obligations to such creditor to the extent not irrevocably satisfied by the initial Revolving Advance, then Lender may make Revolving Advances for that purpose.

         9.3. LETTERS OF CREDIT. Borrower may request the issuance of a Letter of Credit by submitting an issuance request to Lender that meets the requirements of Section 9.7 and executing the reimbursement agreement and other letter of credit documents required under Section
         11.3.1 no less than five Business Days prior to the requested issue date for such Letter of Credit.

         9.4. AMOUNT, NUMBER, AND USE OF REVOLVING ADVANCES. No Revolving Advance will be made unless it is a whole multiple of $10,000 and not less than $100,000 in the case of a Eurodollar Advance, or a whole multiple of $1,000 and not less than $1,000 in the case of a Base Rate Advance. On any one day, no more than one Revolving Advance will be made. Advances will only be made for the purposes permitted in Section
         13.1. No more than five Eurodollar Loans with different Interest Periods may be outstanding at any one time.

         9.5. EACH REQUEST FOR A REVOLVING ADVANCE A CERTIFICATION. Each submittal by Borrower of a request for a Revolving Advance shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) the Representations and Warranties are then true and correct and will be true on the Date of the Revolving Advance, as if then made, and (iii) all conditions herein and in the other Loan Documents to the making of the requested Revolving Advance have been satisfied.

         9.6. REQUIREMENTS FOR EVERY REQUEST FOR AN ADVANCE. A request to Lender for an Advance may be oral or in writing (but if oral shall be confirmed in writing), shall be from a Borrowing Officer, and shall specify the amount of the Advance to be made, the date when the Advance is requested to be made, whether the Advance is to be a Eurodollar Loan or an Adjusted Base Rate Loan, and the Interest Period therefor if the Advance is to be a Eurodollar Loan. If a request for an Advance does not fully meet the foregoing requirements, Lender may reject it and not treat it as a request for a Advance. A request for a Eurodollar Advance must be given prior to 11:00 a.m., Chicago time, at least three Business Days prior to the date of Advance for such Eurodollar Advance. A request for a Base Rate Advance must be given prior to 11:00 a.m., Chicago time, on the date of Advance for such Base Rate Advance.

         9.7. REQUIREMENTS FOR EVERY REQUEST FOR ISSUANCE OF A LETTER OF CREDIT. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 21.1) from a Borrowing Officer to Lender that specifies the amount, the requested issue date and the beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as an issuance request for purposes hereof.

         9.8. EXONERATION OF LENDER. Lender will not incur any liability to Borrower for treating a request that meets the express requirements of
         Section 9.6 or Section 9.7 as a request for an Advance or a request for issuance of a Letter of Credit, as applicable, if Lender believes in good faith that the Person making the request is a Borrowing Officer. Lender will not incur any liability to Borrower for failing to treat any such request as a request for an Advance or a request for issuance of a Letter of Credit, as applicable, if Lender believes in good faith that the Person making the request is not a Borrowing Officer.

10. SECURITY. As security for payment and performance of the Loan Obligations, Borrower shall on the Execution Date execute and deliver, or cause to be executed and delivered, to Lender a stock pledge agreement from Borrower satisfactory to Lender granting to Lender a Security Interest under the UCC in all of capital stock of Borrower in its now owned or hereafter acquired Subsidiaries, and all proceeds thereof, subject only to Permitted Security Interests that exist on the Execution Date and affect the foregoing, and shall deliver to Lender original stock certificates evidencing the stock so pledged, together with stock powers duly executed in blank. All of the Loan Obligations are hereby cross-collateralized. Any property of any Borrower in which Lender has a Security Interest to secure the repayment of any of the Loan Obligations are deemed to secure the repayment of each of the other Loan Obligations, whether or not the documents giving rise to such Security Interest so provide. At the request of Lender, Borrower agrees to execute and deliver to Lender, or cause to be executed and delivered to Lender, such documents and agreements (including without limitation amendments to existing Loan Documents), and shall take or cause to be taken such actions, as Lender deems necessary to carry out the purpose and intent of this paragraph. Lender may, either before or after an Event of Default, exchange, waive or release the Security Interests in any of the Collateral, or in Lender's absolute discretion permit Borrower to substitute any real or personal property for any of the Collateral, without affecting the Loan Obligations or Lender's right to take any other action with respect to any other Collateral.

11.      CONDITIONS.

         11.1. CONDITIONS TO INITIAL ADVANCES. Lender will have no obligation to fund the initial Revolving Advance or any subsequent Revolving Advance unless:

                  11.1.1. LISTED DOCUMENTS AND OTHER ITEMS. Lender has received on or before the Effective Date all of the documents and other items listed or described in Exhibit 11.1.1 hereto as being delivered or executed on or before the Execution Date, with each being satisfactory to Lender and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

                  11.1.2. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties are true and correct as of the time of such Advance and with the same force and effect as if made at such time.

                  11.1.3. NO DEFAULT. There is no Existing Default and no Default or Event of Default will occur as a result of the making of the Advance or Borrower's use of the proceeds thereof.

                  11.1.4. PERFECTION OF SECURITY INTERESTS. Every Security Interest and assignment required to be granted or made by Borrower under Section 10 has been perfected and is, except as to applicable Permitted Security Interests or as otherwise satisfactory to Lender, a first priority Security Interest.

                  11.1.5. PAYMENT OF FEES. Borrower, on or before the date of the Advance, has paid and reimbursed to Lender, or concurrently with such Advance will pay and reimburse to Lender, all fees, costs and expenses that are payable or reimbursable to Lender hereunder.

                  11.1.6. PENDING MATERIAL PROCEEDINGS. There are no pending Material Proceedings involving Borrower.

                  11.1.7. NO MATERIAL ADVERSE CHANGE. There has not been any change since the date of the Initial Financial Statements which has had or is reasonably likely to have a Material Adverse Effect.

                  11.1.8. OTHER ITEMS. Lender has received such other consents, approvals, opinions, certificates or documents as it reasonably deems necessary.

         11.2. CONDITIONS TO SUBSEQUENT ADVANCES. Lender will have no obligation to fund any Advance after the initial Advance unless:

                  11.2.1. CONDITIONS TO INITIAL ADVANCES. All of the conditions in Section 11.1 have been and remain satisfied.

                  11.2.2. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties are true and correct as of the time of such Advance.

                  11.2.3. NO DEFAULT. There is no Existing Default and no Default or Event of Default will occur as a result of the making of the Advance or Borrower's use of the proceeds thereof.

                  11.2.4. NO MATERIAL ADVERSE CHANGE. Since the date of the most recent prior Advance nothing has occurred which has had or is reasonably likely to have a Material Adverse Effect.

         11.3. CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. No Letter of Credit will be issued unless at the time of such issuance:

                  11.3.1. REIMBURSEMENT AGREEMENT. Borrower has executed and delivered to Lender a Master Letter of Credit Agreement and Application for Standby Letter of Credit satisfactory to Lender under which Borrower undertakes to reimburse to Lender on demand the amount of each draw on such Letter of Credit, together with interest from the date of the draw. In the event of a direct and irreconcilable conflict between the terms of this Agreement and the terms of the documents executed by Borrower in connection with the issuance of any Letter of Credit, the terms of this Agreement will control.

                  11.3.2. NO PROHIBITIONS. No order, judgment or decree of any Governmental Authority exists which purports by its terms to enjoin or restrain Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall exist which prohibits, or requests that Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Lender is not otherwise compensable by Borrower hereunder).

                  11.3.3. CONDITIONS TO INITIAL ADVANCES. All of the conditions in Section 11.1 have been and remain satisfied.

                  11.3.4. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties are true and correct as of the time of the issuance of such Letter of Credit.

                  11.3.5. NO DEFAULT. There is no Existing Default and no Default or Event of Default will occur as a result of the issuance of the Letter of Credit or the incurrence of Borrower's reimbursement obligations with respect thereto.

                  11.3.6. NO MATERIAL ADVERSE CHANGE. Since the date of the most recent prior Advance or issuance of a Letter of Credit nothing has occurred which has had or is reasonably likely to have a Material Adverse Effect.

12. REPRESENTATIONS AND WARRANTIES. Except as otherwise described in the Disclosure Schedule that is attached hereto as Exhibit 12, Borrower represents and warrants to Lender as follows (and such representations and warranties shall survive the execution of each of the Loan Documents and the making of every Advance):

         12.1. ORGANIZATION AND EXISTENCE. Each Covered Person is duly organized and existing in good standing under the Laws of the state of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

         12.2. AUTHORIZATION. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and execution, delivery and performance under this Agreement and the other Loan Documents has been duly authorized. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent, approval or authorization by any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained, copies of which have been delivered to Lender.

         12.3. DUE EXECUTION. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a legally competent Person duly authorized to do so.

         12.4. ENFORCEABILITY OF OBLIGATIONS. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by equitable principles of general application.

         12.5. BURDENSOME OBLIGATIONS. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or within the reasonably foreseeable future.

         12.6. LEGAL RESTRAINTS. Neither the execution and delivery of, nor performance under, any Loan Document by a Covered Person will violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or, to Borrower's knowledge, any Material Law, or, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property.

         12.7. LABOR DISPUTES. There is no pending or, to Borrower's knowledge, threatened union organization or recognition effort, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees which has had or is reasonably likely to have a Material Adverse Effect.

         12.8. NO MATERIAL PROCEEDINGS. There are no pending or, to Borrower's knowledge, threatened Material Proceedings involving a Covered Person. None of the operations of any Covered Person are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Law which might result in a Material Adverse Effect. None of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which are reasonably likely to have a Material Adverse Effect, or reduce materially the value of the Collateral.

         12.9. MATERIAL LICENSES. All Material Licenses have been obtained or exist for each Covered Person.

         12.10. COMPLIANCE WITH MATERIAL LAWS. To Borrower's knowledge, each Covered Person is in compliance with all Material Laws. Without limiting the generality of the foregoing, the operations and employee compensation practices of every Covered Person comply in all material respects with all applicable Material Laws.

         12.11. S CORPORATION. There is no election in effect under Section 1362(a) of the Code for Borrower to be treated as an S Corporation as defined in Section 1361(a) of the Code.

         12.12. SUBSIDIARIES AND AFFILIATES. Borrower has no Affiliates who are not individuals and has no Subsidiaries other than those listed in item 12.12 of the Disclosure Schedule.

         12.13. MARGIN STOCK. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and none of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U. None of the transactions contemplated by any Acquisition Documents will violate Regulations T, U or X.

         12.14. SECURITIES MATTERS. No proceeds of any Advance will be used to acquire any security in a tender offer transaction which is subject to
         Section 14(d) of the Securities Exchange Act of 1934, as amended.

         12.15. FINANCIAL STATEMENTS. The Financial Statements of Borrower as of December 31, 2001 as delivered to Lender by Borrower are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the date and for the periods stated therein.

         12.16. NO CHANGE IN CONDITION. Since the date of the Financial Statements, nothing has occurred which has had or is reasonably likely to have a Material Adverse Effect.

         12.17. NO DEFAULTS. To Borrower's knowledge, no Covered Person has breached or violated or otherwise defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person. There is no Existing Default.

         12.18. INVESTMENTS. No Covered Person has any Investments in other Persons except Permitted Investments.

         12.19. INDEBTEDNESS. No Covered Person has any Indebtedness except Permitted Indebtedness.

         12.20. INDIRECT OBLIGATIONS. No Covered Person has any Indirect Obligations except Permitted Indirect Obligations.

         12.21. CAPITAL LEASES. No Covered Person has an interest as a lessee under any Capital Lease, except for Capital Leases for capital assets whose aggregate cost if purchased would not exceed $750,000.

         12.22. TAX LIABILITIES; GOVERNMENTAL CHARGES. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained or where failure to file is not reasonably likely to have a Material Adverse Effect. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP. No Security Interest for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect. There are no material unresolved issues concerning any Tax liability.

         12.23. PENSION BENEFIT PLANS. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person qualify under Section 401 of the Code and are in compliance with the provisions of ERISA. Except with respect to events or occurrences which do not have and are not reasonably likely to have a Material Adverse Effect on such Covered Person:

                  12.23.1. PROHIBITED TRANSACTIONS. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt prohibited transaction as defined in ERISA or the Code, and no officer, director or employee of a Covered Person or of an ERISA Affiliate of such Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

                  12.23.2. CLAIMS. Other than normal claims for benefits, there are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate of such Covered Person, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or ERISA Affiliate of such Covered Person.

                  12.23.3. REPORTING AND DISCLOSURE REQUIREMENTS. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including ERISA and the Code.

                  12.23.4. ACCUMULATED FUNDING DEFICIENCY. No such Pension Benefit Plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

                  12.23.5. MULTI-EMPLOYER PLAN. All Multi-employer Plans to which any Covered Person contributes or is obligated to contribute are listed in item 12.23.5 of the Disclosure Schedule. No Covered Person or ERISA Affiliate of such Covered Person has received notice that any such Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi-employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

         12.24. WELFARE BENEFIT PLAN LIABILITIES. No Covered Person or ERISA Affiliate of such Covered Person maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, is reasonably likely to have a Material Adverse Effect. Each Covered Person and ERISA Affiliate of such Covered Person has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

         12.25. RETIREE BENEFITS. No Covered Person or ERISA Affiliate of such Covered Person has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death), including obligations under COBRA, which if enforced or collected, is reasonably likely to have a Material Adverse Effect.

         12.26. OTHER NAMES. No Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement. The only trade name or style under which a Covered Person sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies such Covered Person in this Agreement.

         12.27. CHIEF PLACE OF BUSINESS. As of the Execution Date, the only chief executive office and the principal places of business of Borrower are located at the places listed and so identified in item 12.28 of the Disclosure Schedule.

         12.28. REAL PROPERTY. Item 12.28 of the Disclosure Schedule contains a correct and complete list of (i) the street addresses and a general description of all real property owned by Borrower, and (ii) a list of all leases and subleases of real property by Borrower, with Borrower identified for each as the lessee, sublessee, lessor, or sublessor, as is the case, together with the street addresses and a general description of the real property involved and the names of the other parties to such leases and subleases. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists which has had or is reasonably likely to have a Material Adverse Effect.

         12.29. STATE OF COLLATERAL AND OTHER PROPERTY. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Financial Statements, except for personal property sold in the ordinary course of business after the date of the Financial Statements. There are no Security Interests on any of the property purported to be owned by any Covered Person, including the Collateral, except Permitted Security Interests. Each tangible item of personal property purported to be owned by a Covered Person is in good operating condition and repair and is suitable for the use to which it is customarily put by its owner, except in the case of immaterial items of office equipment. With respect to each Account scheduled, listed or referred to in reports or Financial Statements submitted by any Covered Person to Lender, except as disclosed therein: (i) the Account arose from a bona fide transaction completed in accordance with the terms of any documents pertaining to such transaction; (ii) there are no facts, events or occurrences which in any way impair the validity or enforcement of the Account or tend to reduce the amount payable thereunder as shown on the applicable Covered Person's books and records and all invoices and statements delivered to Lender with respect thereto; and (iii) the Account arose in the ordinary course of the applicable Covered Person's business.

         12.30. HAZARDOUS MATERIALS ON REAL PROPERTY. No Covered Person, nor to Borrower's knowledge, any other Person, has at any time transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of any of the real property owned or operated by Borrower. Borrower has no knowledge of any Hazardous Material on the surface, below the surface, or within the boundaries of any of the real property owned or operated by Borrower. None of the real property owned or operated by Borrower is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment.

         12.31. CAPITALIZATION. The authorized capital stock, issued and outstanding capital stock, and other equity interests in each Covered Person are as described in item 12.31 of the Disclosure Schedule, and all issued and outstanding shares and other equity interests of each Covered Person are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Persons listed.

         12.32. SECURITY DOCUMENTS. Each Security Document is effective to grant to Lender an enforceable Security Interest in the Collateral described therein. Upon appropriate filing (as to all Collateral in which a Security Interest may be perfected under the UCC by filing) or Lender's taking possession or control (as to all Collateral in which a Security Interest may be perfected under the UCC by possession or control by the secured party), Lender will have a fully perfected first priority Security Interest in the Collateral described in each Security Document.

         12.33. NEGATIVE PLEDGES. No Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Security Interest upon or assignment or conveyance of any of the Collateral.

         12.34.   SOLVENCY. Borrower is Solvent.

         12.35. FILINGS. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and the Securities Exchange Act of 1934, have been filed, and such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

13. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, while any of the Commitments remains in effect or any of the Loan Obligations are owing to Lender by Borrower, Borrower shall do, or cause to be done, the following:

         13.1. USE OF PROCEEDS. Proceeds of Revolving Advances may be used only for working capital and general corporate purposes and for Permitted Acquisitions.

         13.2. CORPORATE EXISTENCE. Each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

         13.3. MATERIAL LICENSES. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

         13.4. MAINTENANCE OF PROPERTY AND LEASES. Each Covered Person shall maintain in good condition and working order, ordinary wear and tear excepted, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property which is necessary for the ordinary conduct of the business of such Covered Person. Each Covered Person shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person.

         13.5. INSURANCE. Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least A by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured and otherwise satisfactory to Lender. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least A by Best's Rating

         Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workers' compensation Laws) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person and otherwise satisfactory to Lender. All policies of liability insurance maintained hereunder shall name Lender as an additional insured. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Lender. Borrower shall upon request of Lender at any time furnish to Lender updated evidence of insurance (in the form required as a condition to Lender's lending hereunder) for such insurance.

         13.6. PAYMENT OF TAXES AND OTHER OBLIGATIONS. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, all Taxes lawfully assessed or imposed upon it, and all Taxes lawfully assessed upon any of the Collateral or its other property, or upon the income or profits therefrom, and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of the Collateral or its other property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such Taxes if Borrower has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

         13.7. COMPLIANCE WITH LAWS. Each Covered Person shall comply with all Material Laws. Without limiting the generality of the foregoing:

                  13.7.1. ENVIRONMENTAL LAWS. Each Covered Person shall comply and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants of the real property owned or operated by such Covered Person, with all Environmental Laws whose violation has or is reasonably likely to have a Material Adverse Affect.

                  13.7.2. PENSION BENEFIT PLANS. Each Covered Person and each ERISA Affiliate of such Covered Person shall at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person, and shall comply with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person if non-compliance therewith has or is reasonably likely to have a Material Adverse Affect.

         13.8. DISCOVERY AND CLEAN-UP OF HAZARDOUS MATERIAL. Upon any Covered Person receiving notice of any violation of Environmental Laws, or upon any Covered Person otherwise discovering Hazardous Material on any real property owned or operated by such Covered Person which is in violation of, or which is reasonably likely to result in liability under, any Environmental Law, Borrower shall: (i) promptly take such acts as may be necessary to prevent danger or harm to the affected property or any person therein as a result of such Hazardous Material; (ii) at the request of Lender, and at Borrower's sole cost and expense, obtain and deliver to Lender promptly, but in no event later than 90 days after such request, a then currently dated environmental assessment of the property certified to Lender and any future holder of the Loan Obligations, a proposed plan for responding to any environmental problems described in such assessment, and an estimate of the costs thereof; and (iii) take all necessary steps to initiate and expeditiously complete all removal, remedial, response, corrective and other action to eliminate any such environmental problems, and keep Lender informed of such actions and the results thereof.

         13.9. TERMINATION OF PENSION BENEFIT PLAN. No Covered Person or ERISA Affiliate of such Covered Person shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person if such termination or amendment would result in any liability to such Covered Person or ERISA Affiliate of such Covered Person under ERISA which has or is reasonably likely to have a Material Adverse Effect.

         13.10. SERVICE FEE; CASH MANAGEMENT AND TRUST SERVICES BUSINESS. Borrower shall pay to Lender a recurring, non-refundable monthly service fee of $10,000 on the first day of each calendar month beginning July 1, 2002, unless Borrower and each of the other Covered Persons transfers its cash management and trust services business, and its principal operating accounts, to Lender within 60 days of the Effective Date and thereafter maintains such business and accounts with Lender.

         13.11. NOTICE TO LENDER OF MATERIAL EVENTS; MINIMUM STATUTORY NET WORTH REQUIREMENTS. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give written notice in reasonable detail to Lender of (i) any Default or Event of Default; (ii) the commencement of any Material Proceeding; (iii) any loss of or damage to any of the Collateral or any material part of the other assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the Collateral or any material part of the other assets of a Covered Person, if such loss, damage or proceeding has or is reasonably likely to have a Material Adverse Effect, and (iv) any violation by any Covered Person of the minimum statutory net worth requirements imposed by any Governmental Authority to which Borrower or such Covered Person is subject. Borrower shall deliver written notice to Lender of any change in the name, state of incorporation, or form of organization of any Covered Person, or the trade names or styles under which a Covered Person conducts business, at least 30 days prior to such change. Borrower shall, promptly after becoming aware thereof, deliver notice to Lender of any event that has or is reasonably likely to have a Material Adverse Effect. Borrower shall notify Lender in writing promptly of any fact or condition of which any Responsible Officer is aware which materially reduces the value of the Collateral as a whole or reduces the value of any material item of the Collateral, together with the estimated amount of such reduction.

         13.12. BORROWING OFFICER. Borrower shall keep on file with Lender at all times an appropriate instrument naming each Borrowing Officer.

         13.13.   MAINTENANCE OF SECURITY INTERESTS OF SECURITY DOCUMENTS.

                  13.13.1. PRESERVATION AND PERFECTION OF SECURITY INTERESTS. Borrower shall promptly, upon the reasonable request of Lender and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise deemed necessary by Lender to create, preserve or perfect any Security Interest purported to be created by the Security Documents or to fully consummate the transactions contemplated by the Loan Documents. The foregoing actions by Borrower shall include (i) filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Lender; (ii) delivering to Lender the originals of all instruments, documents and chattel paper, and all other Collateral of which Lender determines it should have physical possession in order to perfect and protect Lender's Security Interest therein, duly endorsed or assigned to Lender without restriction; and (iii) placing a notice of the existence of Lender's Security Interest, acceptable to Lender, upon those writings evidencing the Collateral and the books and records of Borrower pertaining to the Collateral, as designated by Lender. Borrower hereby authorizes Lender to file in the appropriate governmental office any financing statement (including amendments and continuations thereof) deemed necessary by Lender in connection with the Security Documents or otherwise deemed necessary by Lender to create, preserve or perfect any Security Interest purported to be created by the Security Documents.

                  13.13.2. COMPLIANCE WITH TERMS OF SECURITY DOCUMENTS. Borrower shall comply with all of the terms, conditions and covenants in the Security Documents to which Borrower is a party.

         13.14. ACCOUNTING SYSTEM. Each Covered Person shall maintain a system of accounting from which financial statements may be prepared in accordance with GAAP.

         13.15.   FINANCIAL STATEMENTS. Borrower shall deliver to Lender:

                  13.15.1. ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of Borrower, year-end consolidated and consolidating Financial Statements of Borrower and its Subsidiaries, containing a balance sheet, income statement, statement of cash flows and an audit report without qualification by a nationally recognized independent certified public accounting firm selected by Borrower, and in each case accompanied by (a) a Compliance Certificate of the Chief Financial Officer of Borrower, and (b) a certificate of the independent certified public accounting firm that examined such Financial Statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

                  13.15.2. QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the end of each quarter, internally prepared unaudited consolidated and consolidating Financial Statements of Borrower and its Subsidiaries for the quarters not covered by the latest year-end Financial Statements, in each case containing a balance sheet, income statement and statement of cash flows, accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower.

                  13.15.3. QUARTERLY STATUTORY STATEMENTS. Within 60 days after the end of each fiscal quarter of Borrower, each Covered Person's Minimum Regulatory Capital and Surplus Report.

                  Each Compliance Certificate shall be in the form of Exhibit 13.15, shall contain detailed calculations of the financial measurements referred to in Section 15 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and (except in the case of the Minimum Regulatory Capital and Surplus Report described in Section 13.15.3) have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the Representations and Warranties are true and correct as of the date such certification is given as if made on such date, and (iii) there is no Existing Default. If any Compliance Certificate delivered to Lender discloses that a representation or warranty is not true and correct, or that a Default or Event of Default has occurred that has not been waived in writing by Lender, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

         13.16. OTHER FINANCIAL INFORMATION. Borrower shall also deliver to Lender the following:

                  13.16.1. STOCKHOLDER AND SEC INFORMATION. Promptly after their preparation, copies of all (i) proxy statements, financial statements and reports which Borrower makes available to its stockholders, and (ii) reports, registration statements and prospectuses, if any, filed by Borrower with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

                  13.16.2. MONTHLY FINANCIAL STATEMENTS. Upon Lender's written request (which will remain effective until withdrawn and need not be provided each month), within 30 days of the end of each month, monthly internally prepared consolidated and consolidating financial statements of Borrower and its Subsidiaries for the months not covered by the latest quarterly Financial Statements, in each case containing a balance sheet, income statement and statement of cash flows.

                  13.16.3. BUDGETS. Within 30 days after the beginning of each fiscal year of Borrower, a budget for such fiscal year for Borrower and its Subsidiaries in form and detail satisfactory to Lender.

                  13.16.4. ADDITIONAL. Promptly upon Lender's written request (which will remain effective until withdrawn and need not be provided each month), such additional information about the business, operations, revenues, financial condition, property, or business prospects of Borrower as Lender may, from time to time, reasonably request.

         13.17. AUDITS BY LENDER. After reasonable notice, Lender or Persons authorized by and acting on behalf of Lender may at any time and from time to time during normal business hours audit the books and records, and inspect any of the property, of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records (provided, however, that no notice shall be required prior to such audit or inspection at any time there is an Existing Default). Each Covered Person shall cooperate with Lender and such Persons in the conduct of such audits and shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Covered Person. Borrower shall reimburse Lender for all costs and expenses actually incurred by it in conducting each audit. Borrower shall be required to reimburse Lender for only one such audit in each fiscal year, unless there is an Existing Default, in which case Borrower shall be required to reimburse Lender for all such audits conducted by Lender.

         13.18. ACCESS TO OFFICERS AND AUDITORS. Each Covered Person shall permit Lender and Persons authorized by Lender to discuss the Accounts, affairs, finances, books and records of such Covered Person with its accountants, officers and employees as often as Lender may reasonably request, and such Covered Person shall direct such accountants, officers and employees to cooperate with Lender and make full disclosure to Lender of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations.

         13.19. ACQUISITION DOCUMENTS. Each Covered Person shall fully perform all of its obligations under all Acquisition Documents, and shall enforce all of its rights and remedies thereunder, in each case as it deems appropriate in its reasonable business judgment; provided, however, that such Covered Person shall not take any action or knowingly fail to take any action which would result in a waiver or other loss of any material right or remedy of such Covered Person thereunder.

         13.20. FURTHER ASSURANCES. Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may from time to time request to carry out the terms and conditions of this Agreement and the other Loan Documents.

14. NEGATIVE COVENANTS. Borrower covenants and agrees that, while any of the Commitments remains in effect or any of the Loan Obligations are owing to Lender by Borrower or any of the Letters of Credit are outstanding, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following, without the prior written consent of
Lender:

         14.1. INVESTMENTS. Make any Investments in any other Person except the following:

                  14.1.1. Investments which are described in Borrower's investment policy attached hereto as item 14.1 of the Disclosure Schedule, which may not modified or replaced without Lender's prior written consent.

                  14.1.2. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

                  14.1.3. Investments that are Permitted Acquisitions.

                  14.1.4. Investments by any Covered Person in any other Covered Person.

         14.2. INDEBTEDNESS. Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following:

                  14.2.1. Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days.

                  14.2.2. The Loan Obligations.

                  14.2.3. Indebtedness secured by Permitted Security Interests.

                  14.2.4. Indebtedness existing on the Execution Date and disclosed in item 14.2.4 of the Disclosure Schedule.

         14.3.    PREPAYMENTS. Voluntarily prepay any Indebtedness other than
         (a) the Loan Obligations in accordance with the terms of the Loan Documents and (b) trade payables in the ordinary course of business.

         14.4. INDIRECT OBLIGATIONS. Create, incur, assume or allow to exist any Indirect Obligations which exceed $750,000 in the aggregate at any time, except Indirect Obligations existing on the Execution Date and disclosed in item 12.20 of the Disclosure Schedule.

         14.5. SECURITY INTERESTS. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following:

                  14.5.1. Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

                  14.5.2. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

                  14.5.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

                  14.5.4. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

                  14.5.5. Purchase money Security Interests securing payment of the purchase price of capital assets acquired by Borrower after the Execution Date in an amount not to exceed $250,000 in the aggregate during any fiscal year of Borrower.

                  14.5.6. Security Interests in favor of Lender.

                  14.5.7. Security Interests existing on the Execution Date that are disclosed in item 12.29 of the Disclosure Schedule.

         14.6. ACQUISITIONS. Acquire stock, membership interests or any other equity interest in a Person, or acquire all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person) (in each case, an Acquisition); except an Acquisition with respect to which all of the following requirements have been met (in each case a Permitted Acquisition):

                  14.6.1. There is no Existing Default and no Default or Event of Default will occur as a result of such Acquisition.

                  14.6.2. At least 30 days prior to the consummation of such Acquisition, Borrower shall have prepared and furnished to Lender pro forma consolidated and consolidating financial statements for Borrower giving effect to such Acquisition, demonstrating to the satisfaction of Lender that Borrower will be Solvent upon consummation of such Acquisition and upon the passage of time thereafter, and that none of the covenants in
                  Section 15 will be violated as a consequence of such Acquisition or with the passage of time thereafter. Such pro forma financial statements shall contain balance sheets, income statements, statements of cash flows and such other reports and disclosures, and shall cover such historical periods and forecast periods, as Lender may in its discretion require. Borrower shall also provide to Lender copies of the audited financial statements (if available, or unaudited financial statements if no audited financial statements exist) for the Person which is the subject of such Acquisition for the three fiscal years most recently ended and for each of the completed months in the then current fiscal year.

                  14.6.3. The Acquisition must be non-hostile and must be of assets, or equity interests in a Person based in the United States and in the same or similar line of business as Borrower.

                  14.6.4. The Covered Person which is a party to such Acquisition shall pledge to Lender the stock, membership interests, or other equity interests in such other Person acquired by such Covered Person in such Acquisition on terms satisfactory to Lender.

                  14.6.5. Borrower shall have promptly delivered to Lender any financial information or due diligence materials (including UCC search results) regarding the target of the proposed Acquisition as Lender may reasonably request, along with copies of all documents executed and delivered in connection with the proposed Acquisition in final form.

         14.7. DISPOSAL OF PROPERTY. Sell, transfer, exchange, lease, or otherwise dispose of any material portion of its assets except (i) in the ordinary course of business or (ii) sales of capital assets which have been approved in writing in advance by Lender, which approval will not be unreasonably withheld.

         14.8. DISTRIBUTIONS. Directly or indirectly declare or make, or incur any liability to make, any Distribution without the prior written consent of Lender. For purposes of this Section, a Distribution means and includes (i) any cash dividend, (ii) any purchase or redemption of any outstanding stock, (iii) any retirement or prepayment of outstanding debt securities before their regularly scheduled maturity dates, and (iv) any loan or advance to a shareholder.

         14.9. CHANGE OF CONTROL. Merge or consolidate with or into another Person, or permit any Person or Group to (i) become the record or beneficial owner, directly or indirectly, of securities representing 20% or more of the voting power of Borrower's outstanding securities having the power to vote, or (ii) acquire the power to elect a majority of the Board of Directors of Borrower.

         14.10. CAPITAL STRUCTURE; EQUITY SECURITIES. Make any change in its capital structure which has or could have a Material Adverse Effect; or create any new class of stock or issue any stock, or issue any other equity securities or non-equity securities that are convertible into equity securities except common stock and other securities that are subordinated in right of payment to all the Loan Obligations in a manner satisfactory to Lender.

         14.11. CHANGE OF BUSINESS. Engage in any business other than substantially as conducted on the Execution Date or managed health care business.

         14.12. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any Loans or advances to any Affiliate. If there is no Existing Default, however, Borrower may engage in such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

         14.13. CONFLICTING AGREEMENTS. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or in a reasonably foreseeable time.

         14.14. NEW SUBSIDIARIES. Acquire any Subsidiary unless it is part of a Permitted Acquisition, or organize or create any Subsidiary unless, in either case, contemporaneously with the acquisition, organization, or creation of such Subsidiary, (i) the applicable Covered Person executes and delivers to Lender a pledge of 100% of such Subsidiary's capital stock, membership interests, or other equity interests on terms satisfactory to Lender, (ii) such Subsidiary becomes (and agrees in writing that it is) a Covered Person under this Agreement, and (iii) all of the representations and warranties contained in this Agreement are true and correct with respect to such Subsidiary as of the date of acquisition, organization, or creation.

         14.15.   FISCAL YEAR. Change its fiscal year.

         14.16. TERMINATION OF PENSION BENEFIT PLAN. Terminate or amend any Pension Benefit Plan maintained by any Covered Person or such ERISA Affiliate if such termination or amendment would result in any liability to such Covered Person or such ERISA Affiliate under ERISA or any increase in current liability for the plan year for which such Covered Person or such ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code.

         14.17. TRANSACTIONS HAVING A MATERIAL ADVERSE EFFECT. Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect.

15.      FINANCIAL COVENANTS.

         15.1. SPECIAL DEFINITIONS. As used in this Section 15 and elsewhere in this Agreement, the following capitalized terms have the following meanings:

         EBITDA -- for any period of calculation, an amount equal to the sum of
         (i) Net Income, (ii) Interest Expense in such period, (iii) federal, state and local income tax expense, and (iv) depreciation and amortization expense.

         Interest Expense -- for any period of calculation, all interest, whether paid in cash or accrued as a liability, but without duplication, on Indebtedness during such period.

         Senior Indebtedness -- at any date, the sum of all Indebtedness of Borrower to Lender.

         Tangible Assets -- at any date, all assets as determined in accordance with GAAP except: (a) deferred assets; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) unamortized debt discount and expense; and (d) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation.

         Tangible Net Worth -- at any date: (a) the book value (net of depreciation, obsolescence, amortization, valuation and other proper reserves determined in accordance with GAAP) at which Tangible Assets would be shown on a balance sheet at such date prepared in accordance with GAAP; less (b) the amount at which all liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

         15.2. MINIMUM TANGIBLE NET WORTH. Borrower's Tangible Net Worth shall not be less than $47,000,000 as of the Effective Date, and as of the end of each fiscal quarter of Borrower shall not be less than an amount equal to the sum of $47,000,000 plus (i) an amount equal to 50% of the net proceeds (defined as gross proceeds less reasonable brokers' and underwriters' fees and commissions and other reasonable issuing expenses of the issuance) of the issuance by Borrower or any Covered Person of any equity securities, or warrants or options therefor on a cumulative basis from the Effective Date through the date of measurement; plus
         (ii) an amount equal to 50% of any increase in Borrower's Tangible Net Worth associated with any Permitted Acquisition on a cumulative basis from the Effective Date through the date of measurement.

         15.3. MINIMUM EBITDA. Borrower's EBITDA, measured as of the last day of each fiscal quarter for the fiscal quarter then ended (calculated on a pro forma basis giving effect to any Permitted Acquisition in such quarter), shall not be less than $1,500,000.

         15.4. MAXIMUM LEVERAGE RATIO. The ratio of (i) Borrower's Senior Indebtedness as of the end of any fiscal quarter of Borrower to (ii) an amount equal to (a) Borrower's EBITDA for such fiscal quarter (calculated on a pro forma basis giving effect to any Permitted Acquisition in such quarter) multiplied by (b) four shall not be greater than 2.00 to 1.00.

16.      DEFAULT.

         16.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default:

                  16.1.1. FAILURE TO PAY PRINCIPAL OR INTEREST. Failure by Borrower to make any principal or interest payment on the Loans when due under the Loan Documents.

                  16.1.2. FAILURE TO PAY OTHER AMOUNTS OWED TO LENDER. Failure of Borrower to pay any of the Loan Obligations (other than principal or interest on the Loans) or any other amount owed to Lender within five days after notice from Lender that the same is due.

                  16.1.3. FAILURE TO PAY AMOUNTS OWED TO OTHER PERSONS. Failure of any Covered Person to make any payments on any Indebtedness of such Covered Person in an aggregate amount greater than $100,000 to Persons other than Lender (other than Indebtedness arising from claims which are being diligently contested in good faith by such Covered Person by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP), which continues unwaived beyond any applicable grace periods specified in the documents evidencing such Indebtedness.

                  16.1.4. ACCELERATION OF OTHER INDEBTEDNESS. Any Obligation of Borrower (other than the Loan Obligations) for the payment of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or prepayment) prior to the original maturity thereof as a consequence of a default with respect thereto by Borrower.

                  16.1.5. REPRESENTATIONS OR WARRANTIES. Any of the Representations and Warranties is discovered to have been false in any material respect when made or deemed made.

                  16.1.6. COVENANTS. Failure of Borrower to comply with any term, condition, agreement, or covenant applicable to Borrower herein or in the Loan Documents. Notwithstanding the foregoing sentence, a failure to comply with covenants 13.2, 13.3, 13.4, 13.5, 13.6, 13.7, 13.8, 13.9, 13.12, 13.13, or 13.20 of this
                  Agreement shall not constitute an Event of Default if such failure is remedied or waived in writing by Lender within 30 days after the initial occurrence of such failure; provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply, if such failure may not, in Lender's reasonable determination, be cured by Borrower during such 30 day period.

                  16.1.7. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default or event of default under any agreement to which Borrower is a party (other than the Loan Documents) which default or event of default continues unwaived beyond any applicable grace period provided therein and either (i) involves Obligations requiring payments by Borrower totaling greater than $100,000 or (ii) has or is reasonably likely to have a Material Adverse Effect.

                  16.1.8. BANKRUPTCY; INSOLVENCY; ETC. Borrower (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes a general assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of its property; (iv) commences any proceeding relating to Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation Law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of ninety days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 90 days; or (vi) takes any corporate action to authorize any of the foregoing.

                  16.1.9. JUDGMENTS; ATTACHMENT; ETC. Any one or more judgments or orders is entered against Borrower or any attachment or other levy is made against the property of Borrower, including but not limited to the Collateral, with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of deductibles satisfactory to Lender on the Execution Date) greater than $100,000, and, in the case of a judgment or order, such judgment or order becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal; or any Covered Person enters into an agreement to settle any claim or controversy and the total amount (at current value based on a capitalization rate of 10%) of the monetary Obligations of such Covered Person under such agreement is in excess of $100,000.

                  16.1.10. PENSION BENEFIT PLAN TERMINATION, ETC. Any termination by the PBGC of a Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower or to liquidate any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower; or any event which constitutes grounds either for the termination of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower has occurred and is continuing for 30 days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Lender has been notified of such intent to voluntarily terminate such plan and Lender has given its consent and agreed that such event shall not constitute an Event of Default; or the plan administrator of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lender determines that the substantial business hardship upon which the application for such waiver is based could subject Borrower or any ERISA Affiliate of Borrower to a liability in excess of $100,000.

                  16.1.11. LIQUIDATION OR DISSOLUTION. Borrower files a certificate of dissolution under applicable state Law or is liquidated or dissolved, or has commenced against it any action or proceeding for its liquidation or dissolution, or takes any corporate action in furtherance thereof.

                  16.1.12. SEIZURE OF ASSETS. Any material part of the Collateral or a substantial part of the other property of Borrower is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of Borrower is assumed by any Governmental Authority, unless the same is being contested in good faith by appropriate proceedings diligently pursued and a stay of enforcement is in effect.

                  16.1.13. LOAN DOCUMENTS; SECURITY INTERESTS. Any Loan Document ceases to be in full force and effect or any Security Interest in any of the Collateral is not or ceases to be (other than as a result of voluntary release thereof by Lender) valid, perfected and prior to all other Security Interests (other than relevant Permitted Security Interests) or is terminated, revoked or declared void or invalid.

                  16.1.14. MATERIAL ADVERSE CHANGE. There occurs any event which has or is reasonably likely to have a Material Adverse Effect.

         16.2. CROSS DEFAULT. An Event of Default under this Agreement will automatically and immediately constitute a default under any other agreement between Borrower and Lender or any Affiliate of Lender and under any evidence of Indebtedness of any Borrower held by Lender or any Affiliate of Lender, whether or not it is defined as such therein and without regard to any requirement therein for the giving of notice or the passing of time.

         16.3.    RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT.

                  16.3.1. CANCELLATION OF COMMITMENTS. Upon the occurrence of an Event of Default described in Section 16.1.8, the Commitments shall be deemed canceled without presentment, demand or notice of any kind. Upon any other Event of Default, and at any time thereafter, Lender may cancel the Commitments. Such cancellation may be without demand or notice of any kind, which Borrower expressly waives.

                  16.3.2. ACCELERATION. Upon the occurrence of an Event of Default described in Section 16.1.8, all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, Lender may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration in either case may be without presentment, demand or notice of any kind, which Borrower expressly waives.

                  16.3.3. RIGHT OF SET-OFF. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower (other than any account maintained by a Covered Person in which such Person is required by Law to maintain a minimum balance, provided Borrower has given prior written notice to Lender of such requirement specifying the account number, owner, and financial institution where such account is maintained), irrespective of whether or not Lender has made any demand under the Loan Documents and although such Loan Obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may otherwise have.

                  16.3.4. EXERCISE OF RIGHTS AS SECURED PARTY. Upon an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter:

                           16.3.4.1. Lender may exercise any or all of its rights under the Security Documents, if any;

                           16.3.4.2. Lender may exercise any or all of its rights as a secured party under the UCC and any other applicable Law; and

                           16.3.4.3. Lender may sell or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, for cash or credit, and after giving any notice as may be required by any applicable Law. Lender may postpone any such sale from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Lender deems advisable. Lender may become the purchaser at any such sale if permissible under applicable Law, and Lender may, in lieu of actual payment of the purchase price, offset the amount thereof against Borrower's Loan Obligations owing to Lender, and Borrower agrees that Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person. In connection with the advertising for sale, selling, or otherwise realizing upon any of the Collateral securing the obligations of Borrower to Lender, Lender may use and is hereby granted a license to use, without charge or liability to Lender therefor, any of Borrower's labels, trade names, trademarks, trade secrets, service marks, patents, patent applications, licenses, certificates of authority, advertising materials, or any of Borrower's other properties or interests in properties of similar nature, to the extent that such use thereof is not prohibited by agreements under which Borrower has rights therein, and all of Borrower's rights under license, franchise and similar agreements shall inure to Lender's benefit.

                  16.3.5. MISCELLANEOUS. Upon the occurrence of an Event of Default and at any time thereafter, Lender may exercise any other rights and remedies available to Lender under the Loan Documents or otherwise available to Lender at law or in equity.

         16.4. APPLICATION OF FUNDS. Any funds received by Lender with respect to the Loan Obligations after acceleration of the Loan Obligations as provided herein, including proceeds of Collateral, shall be applied as follows: (i) first, to reimburse Lender for any amounts due to Lender under Section 20.7; (ii) second, to reimburse to Lender all unreimbursed costs and expenses paid or incurred by Lender that are payable or reimbursable by Borrower hereunder; (iii) third, to reimburse to Lender all unreimbursed costs and expenses paid or incurred by Lender (including costs and expenses incurred by Lender as Lender that are not reimbursable as provided in the preceding clause) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to payment of accrued and unpaid fees due under the Loan Documents and all other amounts due under the Loan Documents (other than the Loans and interest accrued thereon); (v) fifth, to payment of interest accrued on the Loans; (vi) sixth, to payment of the Loans; and (vii) seventh, to payment of the other Loan Obligations. Any amounts remaining after the application of funds and proceeds as provided in this Section shall be paid to Borrower, or to such other Persons as are legally entitled thereto. Borrower hereby irrevocably waives the right to direct the application of payments and proceeds of the Collateral.

         16.5. LIMITATION OF LIABILITY; WAIVER. Lender shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Lender of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption Laws. If Lender seeks to take possession of any of the Collateral by replevin or other court process after an Event of Default, Borrower hereby irrevocably waives
         (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof,
         (iii) any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable Law, all rights to notice and hearing prior to the exercise by Lender of its right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. No Lender shall have any obligation to preserve rights to the Collateral or to marshall any Collateral for the benefit of any Person.

         16.6. NOTICE. Any notice of intended action required to be given by either Lender (including notice of a public or private sale of Collateral), if given as provided in Section 21.1 at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

17.      CHANGES IN CIRCUMSTANCES.

         17.1. COMPENSATION FOR INCREASED COSTS AND REDUCED RETURNS; CAPITAL ADEQUACY.

                  17.1.1. INCREASED COSTS OR REDUCED RETURNS TO LENDER. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender (or the Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                           17.1.1.1. subjects Lender (or the Lending Office) to any Tax with respect to any Eurodollar Loan or its obligation to make any Advance that will be a Eurodollar Loan, or change the basis of taxation of any amounts payable to Lender (or the Lending Office) under this Agreement in respect of any Eurodollar Loan (other than Taxes imposed on the overall net income of Lender by the jurisdiction in which Lender has its principal office or the Lending Office);

                           17.1.1.2. imposes, modifies, or deems applicable any reserve, special deposit, assessment, compulsory Loan or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, Lender (or the Lending Office), including the Commitments j of Lender hereunder; or

                           17.1.1.3. imposes on Lender (or the Lending Office), or the London interbank market, any other condition affecting this Agreement, the Commitments or any of the Loan Obligations;

                           and the result of any of the foregoing is to increase the cost to Lender (or the Lending Office) of making, converting into, continuing, or maintaining any Loans or to reduce any sum received or receivable by Lender (or the Lending Office) under this Agreement or any of the other Loan Documents with respect to any of the Loans, then Borrower shall pay to Lender on demand such amount or amounts as will compensate Lender for such increased cost or reduction. If Lender requests compensation by Borrower under this Section Borrower may, by notice to Lender, suspend the obligation of Lender to make or continue Loans of the type with respect to which such compensation is requested, or to convert Loans of any other type into Loans of such type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 17.5 shall be applicable); provided, however, that such suspension shall not affect the right of Lender to receive the compensation so requested.

         17.2. LIMITATIONS ON EURODOLLAR LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  17.2.1. Lender determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  17.2.2. Lender determines (which determination shall be conclusive) that the Eurodollar Rate will not adequately and fairly reflect the cost to Lender of funding Eurodollar Loans for such Interest Period;

                  then Lender will give Borrower prompt notice thereof, and while such condition remains in effect, Lender will have no obligation to make additional Advances that will be Eurodollar Loans, to continue Eurodollar Loans, or to convert Adjusted Base Rate Loans into Eurodollar Loans.

         17.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for Lender or the Lending Office to make Advances that will be Eurodollar Loans or maintain Eurodollar Loans hereunder, then Lender shall promptly notify Borrower thereof and Lender's obligation to do so or to convert Adjusted Base Rate Loans into Eurodollar Loans shall be suspended until such time as Lender may again do so, and Lender's outstanding Eurodollar Loans shall be converted into Adjusted Base Rate Loans in accordance with Section 17.5.

         17.4. COMPENSATION. Upon the request of Lender, Borrower shall pay to Lender such amount or amounts as will be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  17.4.1. any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to the terms hereof) on a date other than the last day of the Interest Period for such Eurodollar Loan; or

                  17.4.2. any failure by Borrower for any reason (other than pursuant to Section 17.2 or 17.3) to take an Advance that is requested to be a Eurodollar Loan or to convert, continue, or prepay a Eurodollar Loan on the date therefor specified in the relevant request for an Advance or notice of prepayment, continuation, or conversion under this Agreement.

                  If Lender claims compensation under this Section 17.4, Lender shall furnish a certificate to Borrower that states the amount to be paid to it hereunder and includes a description in reasonable detail of the method used by Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such compensation calculated by Lender is not correct. Any compensation payable by Borrower to Lender under this Section shall be payable without regard to whether Lender has funded any Advance or Eurodollar Loan through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the Eurodollar Rate as provided herein.

         17.5. TREATMENT OF AFFECTED LOANS. If the obligation of Lender to make an Advance that will be a Eurodollar Loan or to continue any Eurodollar Loan or to convert any Adjusted Base Rate Loan into a Eurodollar Loan shall be suspended pursuant to Section 17.2 or 17.3 each such Loan shall be automatically and immediately converted into an Adjusted Base Rate Loan on the last day of its Interest Period (or, in the case of a conversion required by Section 17.3, on such earlier date as Lender may specify to Borrower). Unless and until Lender gives notice as provided below that the circumstances specified in Section
         17.2 or 17.3 that gave rise to such conversion no longer exist:

                  17.5.1. to the extent that such Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Loans shall continue to be made and applied as provided for herein; and

                  17.5.2. all Advances by Lender that would otherwise become Eurodollar Loans and all Loans that would otherwise be continued by Lender as Eurodollar Loans shall become or be continued instead as Adjusted Base Rate Loans, and all Loans that would otherwise be converted into Eurodollar Loans shall be converted instead into (or shall remain as) Adjusted Base Rate Loans.

                  Lender shall give prompt notice to Borrower if and when the circumstances specified in Section 17.2 or 17.3 that gave rise to the conversion of such Loans pursuant to this Section 17.5 no longer exist.

18.      TAXES.

         18.1. GROSS-UP. All payments by Borrower to or for the account of Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for all present or future Taxes, excluding franchise Taxes and Taxes imposed on Lender's net income, by the jurisdiction under the Laws of which Lender is organized or the Lending Office is located or any political subdivision thereof. If Borrower is required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and

         (iv) Borrower shall furnish to Lender, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. In addition, Borrower agrees to pay any and all present or future Impositions. Impositions include stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from the Loan Obligations, any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, the Loan Obligations, this Agreement or any other Loan Document. Borrower agrees to indemnify Lender for the full amount of all Impositions and Taxes, excluding franchise Taxes and Taxes imposed on Lender's net income, (including any such Taxes or Impositions imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Within thirty days after the date of any payment of Taxes, Borrower shall furnish Lender the original or a certified copy of a receipt evidencing such payment.

         18.2. LENDER'S UNDERTAKING. If Borrower is required to pay additional amounts to or for the account of Lender pursuant to Section 18.1, then Lender will use reasonable efforts to change the jurisdiction of the Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of Lender, is not otherwise disadvantageous to Lender.

19. USURY LIMITATIONS. Notwithstanding any provisions to the contrary in Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 19, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in Section 16.3.2, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section 16.3.2, any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in Section 16.4; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

20.      GENERAL.

         20.1. LENDER'S RIGHT TO CURE. Lender may from time to time, in its absolute discretion, for Borrower's account and at Borrower's expense, pay any amount or do any act required of Borrower under the Loan Documents or requested by Lender to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Lender's Security Interests therein, and which Borrower fails to pay or do, including payment of any judgment against Borrower, insurance premium, Taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Security Interest upon or with respect to the Collateral. All payments that Lender makes pursuant to this Section and all out-of-pocket costs and expenses that Lender pays or incurs in connection with any action taken by them hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral. Any payment made or other action taken by Lender pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto.

         20.2. RIGHTS NOT EXCLUSIVE. Every right granted to Lender hereunder or under any other Loan Document or allowed to them at law or in equity shall be deemed cumulative and may be exercised from time to time.

         20.3. SURVIVAL OF AGREEMENTS. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under the Loan Documents concerning the payment of money to Lender, including Borrower's obligations under Sections 20.6 and 20.7, but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, the return of the Notes to Borrower, and the termination or cancellation of the Commitments.

         20.4. SALE OF PARTICIPATIONS. Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement provided that the terms of sale satisfy the following requirements:

                  20.4.1. Lender's obligations under this Agreement shall remain unchanged.

                  20.4.2. Lender shall remain solely responsible to the other parties hereto for the performance of such obligations.

                  20.4.3. Lender shall remain the holder of the Notes for the purpose of this Agreement.

                  20.4.4. Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and with regard to Advances and payments to be made under this Agreement. Participation agreements between Lender and its participants may, however, provide that Lender will obtain the approval of such participant prior to Lender agreeing to any amendment or waiver of any provisions of this Agreement which would (i) extend the maturity of the Notes, (ii) reduce the interest rate on the Loans, (iii) increase any of the Commitments of Lender, or (iv) release all or any substantial part of the Collateral other than in accordance with the terms of the Loan Documents.

          Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of Lender from time to time to participants (including prospective participants). Upon the sale of any such participation, Lender will notify Borrower of such sale and the identity of such participant (but will not be liable for failing to do so).

         20.5. ASSIGNMENTS TO AFFILIATES. Lender may assign all or any portion of its interest in the Loans to its Affiliates without the acceptance or consent of Lender or Borrower, and may assign all or any portion of its interest in the Loans to the Federal Reserve Bank without acceptance or approval of Borrower. Upon such assignment, Lender will notify Borrower of such sale and the identity of such assignee (but will not be liable for failing to do so).

         20.6. PAYMENT OF EXPENSES. Borrower agrees to pay or reimburse to Lender all of Lender's out-of-pocket costs incurred in connection with Lender's due diligence review before execution of the Loan Documents; the negotiation and preparation of the commitment letters and the Loan Documents; the perfection of Lender's Security Interest in any Collateral; the interpretation of any of the Loan Documents; the enforcement of Lender's rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default. Out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred: title insurance fees and premiums; the cost of searches for Security Interests existing against Borrower; recording and filing fees; fees for all required appraisals; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving Lender and Borrower, including proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse to Lender are Loan Obligations payable to Lender, secured by the Collateral, and are payable on Lender's demand.

         20.7.    GENERAL INDEMNITY.

                  20.7.1. Borrower shall indemnify and hold harmless Lender and its directors, officers, employees, agents, and representatives (the Indemnified Parties) for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified Parties and in any way dealing with, relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. Borrower shall indemnify and hold harmless the Indemnified Parties for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' and consultant fees and expenses, investigation and laboratory fees, removal, remedial, response and corrective action costs, and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties as a result of the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the Collateral or any of the assets, properties, or operations of Borrower or any predecessor in interest, directly or indirectly, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties.

                  20.7.2. The obligations of Borrower under this Section 20.7 shall survive the termination or cancellation of the Commitments, the payment and satisfaction of all of the Loan Obligations, and the release of the Collateral.

                  20.7.3. To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

         20.8. LETTERS OF CREDIT. Borrower assumes all risks of the acts or omissions of any beneficiary of any of the Letters of Credit. Neither Lender nor any of its directors, officers, employees, agents, or representatives shall be liable or responsible for: (a) the use which may be made of any of the Letters of Credit or for any acts or omissions of beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Lender against presentation of documents which, on their face, appear to comply with the terms of any Letter of Credit, even though such documents may fail to bear any reference or adequate reference to any such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit in connection with which Lender would, pursuant to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended from time to time) or the International Standby Practices (ISP98), be absolved from liability. In furtherance and not in limitation of the foregoing, Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         20.9. LOAN RECORDS. The date and amount of all Advances and payments of amounts due from Borrower under the Loan Documents will be recorded in Lender's records and the records that Lender normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that Lender's records are not correct. Borrower agrees that Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, absent manifest error, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Lender will provide to Borrower a monthly statement of Advances, payments, and other transactions pursuant to this Agreement. Such statements shall be deemed correct, accurate and an account stated (except for reversals and reapplications of payments as provided in Section 8.4 and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

         20.10. OTHER SECURITY AND GUARANTIES. Lender may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

21.      MISCELLANEOUS.

         21.1. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or three days after being deposited in the United States mail, postage prepaid, or, in the case of overnight courier services, when delivered to the overnight courier service, or in the case of facsimile machine notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this Section. No notice given to or demand made on Borrower by Lender in any instance shall entitle Borrower to notice or demand in any other instance.



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


         21.2. AMENDMENTS, WAIVERS AND CONSENTS. Unless otherwise provided herein, no amendment to or modification of any provision of this Agreement, or of any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Borrower and Lender. Unless otherwise provided herein, no waiver of, or consent to any departure by Borrower from, the requirements of any provision of this Agreement or any of the other Loan Documents shall be effective unless it is in writing and signed by an authorized officer of Lender. Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No failure by Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege. Each and every right granted to Lender hereunder or under any other Loan Document or other document delivered hereunder or in connection with this Agreement or allowed to Lender at law or in equity shall be deemed cumulative and may be exercised from time to time.

         21.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

         21.4. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         21.5. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

         21.6. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the other Loan Documents and the Notes and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions; except that the provisions of the Loan Documents pertaining to the creation or perfection of Security Interests or the enforcement of the rights of Lender in Collateral located in states other than Illinois, if any, and other related matters subject to the Law of such states, shall be governed by the Laws of such states. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         21.7. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

         21.8. NO OTHER AGREEMENTS. There are no other agreements between Lender and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including any term sheet or commitment letter, are merged into the Loan Documents and thereby extinguished.

         21.9. NEGOTIATED TRANSACTION. Borrower and Lender represent one to the other that in the negotiation and drafting of this Agreement they have been represented by and have relied upon the advice of counsel of their choice. Borrower and Lender affirm that their counsel have both had substantial roles in the drafting and negotiation of this Agreement and, therefore, this Agreement shall be deemed drafted by both Borrower and Lender, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter shall not be employed in the interpretation of this Agreement.

         21.10.   JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE ANY
         RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
         (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         21.11. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER AND LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE NORTHERN DISTRICT OF ILLINOIS, AND THE STATE COURTS OF ILLINOIS LOCATED IN COOK COUNTY, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES

         HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

         21.12. SERVICE OF PROCESS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS; OR AT LENDER'S OPTION, BY SERVICE UPON CT CORPORATION, WHICH BORROWER IRREVOCABLY APPOINTS AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF ILLINOIS. LENDER SHALL PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS ON THE SIGNATURE PAGES HEREOF. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         21.13. INCORPORATION BY REFERENCE. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

         21.14. STATUTORY NOTICE -- ORAL AGREEMENT. Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan Documents: ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         Borrower acknowledges that there are no other agreements between Lender and Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged in to the Loan Documents and thereby extinguished.

         21.15. STATUTORY NOTICE -- INSURANCE. The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents: UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE

         RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

         21.16. CONFIDENTIALITY. Lender agrees to take normal and reasonable precautions and exercise due care, in accordance with its usual procedures, to maintain the confidentiality of all strategic or financial information of Borrower and the Covered Persons, and all other information of Borrower and the Covered Persons which Lender has been specifically notified should be treated as confidential, provided to it by Borrower or any Covered Person under any Loan Documents, and Lender shall not use any such information other than in connection with or in the enforcement of the Loan Documents or in connection with other business now or hereafter existing or contemplated with Borrower or any Covered Person; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by Lender, or (ii) was or becomes available on a non-confidential basis from a source other than Borrower or any Covered Person, provided that such source is not bound by a confidentiality agreement with Borrower or any Covered Person known to Lender; provided, however, that Lender may disclose such information (a) at the request or pursuant to any requirement of any Governmental Authority to which Lender is subject or in connection with an examination of Lender by any such Governmental Authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable requirement of Law; (d) to the extent reasonably required in connection with any litigation or proceeding to which Lender may be party; (e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (f) to Lender's officers, auditors, examiners, and professional advisors; and (g) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of Lender hereunder.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of the date first above written.

CENTENE CORPORATION                  LASALLE BANK NATIONAL ASSOCIATION



By: /s/ KAREY L. WITTY               By: /s/ ANN B. O'SHAUGHNESSY
Name:   Karey L. Witty               Name:   Ann B. O'Shaughnessy
Title:  Senior Vice President and    Title:  First Vice President
        Chief Financial Officer


Notice Address:                      Notice Address:

7711 Carondelet Avenue, Suite 800    135 South LaSalle Street
Clayton, Missouri 63105              Chicago, Illinois 60603
Attn: Karey L. Witty,                Attn: Ann O'Shaughnessy
Chief Financial Officer              Tel: 312-904-6769
Tel:  314-725-4477                   Fax: 312-904-4364
Fax:  314-725-5180
                                     with a copy to:
with a copy to:                      Lewis, Rice & Fingersh, L.C.
                                     500 North Broadway
                                     St. Louis, Missouri 63102
                                     Attn: Steven C. Drapekin, Esq.
                                     Tel: 314-444-7600
                                     Fax: 314-241-6056